Exhibit 10.3

                            INCENTIVE AWARD AGREEMENT

     THIS AGREEMENT is entered into as of the 11th day of March, 2004 by and between Citizens Communications Company, a Delaware corporation (the "Company"), and Scott N. Schneider ( the "Executive").

     WHEREAS, the Executive is currently employed by the Company as its President and Chief Operating Officer; and

     WHEREAS, the Board (as defined in Section 1(a)), upon the recommendation of the Compensation Committee of the Board, has determined that it is in the best interest of the Company and its stockholders to secure the Executive's continued services and to ensure the Executive's continued dedication and objectivity in the event of any occurrence of, or negotiation or other action that could lead to, a Transaction (as defined in Section 1(j)), without concern as to whether the Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Transaction, and to encourage the Executive's full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cause" means the Executive's willful or gross misconduct with respect to the Company. Cause shall not exist unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by three-quarters (3/4) of the Board at a meeting of the Board called and held for such purpose (after 30 days' prior written notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board that the Executive was guilty of the conduct described in the preceding sentence and specifying the particulars thereof in detail.

          (c) "Date of Termination" means (i) the effective date on which the Executive's employment by the Company terminates as specified in a Notice of Termination by the Company or the Executive, as the case may be, (ii) if the Executive's employment by the Company terminates by reason of death, the date of death of the Executive, or (iii) if the Executive's employment by the Company terminates by reason of Disability, or (iv) August 30, 2004. Notwithstanding the previous sentence, if the Executive's employment is terminated by the Company other than for Cause or by reason of Disability, then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received.

          (d) "Disability" means the Executive's absence from his duties with the Company on a full-time basis extending until at least August 30, 2004, as a result of the Executive's incapacity due to mental or physical illness.

          (e) "Effective Date" means the first day on which this Agreement is no longer subject to revocation pursuant to Section 17.

          (f) "Good Reason" means, without the Executive's express written consent, the occurrence of any of the following events:

              (1) a  material  adverse  change  in  the   Executive's  reporting
responsibilities, titles, or offices with the Company as in effect as of the Effective Date;

              (2) any removal or involuntary termination of employment of the Executive by the Company otherwise than as expressly permitted by this Agreement (including any purported termination of employment, other than by reason of death or Disability, which is not effected by a Notice of Termination);

              (3) a reduction by the Company in the Executive's current rate of annual base salary or target bonus; or

              (4) any requirement of the Company that the Executive be based more than 50 miles from Stamford, Connecticut.

     For purposes of this Agreement, an action taken in good faith and which is remedied by the Company within ten (10) days after receipt of written notice thereof given by the Executive shall not constitute Good Reason.

          (g) "Nonqualifying Termination" means a termination of the Executive's employment (i) by the Company for Cause, (ii) by the Executive for any reason other than Good Reason; provided, however, that a Nonqualifying Termination shall not include a termination of the Executive's employment by reason of death or Disability or the Executive's voluntary termination following the earlier of
(x) the occurrence of a Triggering Event and (y) August 30, 2004.

          (h) "Notice of Termination" means notice of the Date of Termination as described in Section 14(b).

          (i) "Qualifying Termination" means a termination of the Executive's employment other than a Nonqualifying Termination.

          (j) "Transaction" means, whether in one or a series  of  transactions,
(i) any merger, consolidation, joint venture or other business combination pursuant to which the business of the Company is combined with that of any other person (any such person, together with its subsidiaries and affiliates, a "Purchaser"); (ii) the acquisition by a Purchaser, directly or indirectly, of a majority of the capital stock or of the assets, properties and/or businesses of the Company, by way of a direct or indirect purchase, lease, license, exchange, joint venture or other means; or (iii) any material recapitalization of the Company, including by way of any material spin-off, split-off or other material extraordinary dividend of cash, securities or other assets of the Company to stockholders of the Company (including any repurchase by the Company of a material amount of its securities) involving the Company.

          (k) "Triggering Event" means (x) a public announcement that the Company has entered into a Transaction, or (y) a decision by the Company not to pursue any potential Transaction after completing its review of strategic alternatives.

     2. Term of Agreement. This Agreement shall commence on the Effective Date and shall continue in effect until the earlier of (i) the occurrence of a Triggering Event and (ii) August 30, 2004. Notwithstanding the foregoing, the obligations of the Company under this Agreement, and the obligations of the Executive under Section 6, shall survive until such obligations shall have been performed in full, and the obligations of the Executive under Sections 7 and 8 shall survive for the periods set forth in those Sections.

     3. Incentive Award. The Company shall pay the Executive a cash incentive award in one or more installments as follows:

         (a) $2,500,000 shall be payable on the Effective Date.

         (b) In the event that no Triggering Event occurs before June 30, 2004, an additional $1,000,000 shall be payable on June 30, 2004, provided that the Executive is actively employed on such date.

         (c) In the event that no Triggering Event occurs before August 30, 2004, an additional $1,000,000 shall be payable on August 30, 2004, provided that the Executive is actively employed on such date.

         (d) In the event that a Triggering Event occurs before August 30, 2004, the Executive shall be paid within five days from the date of such Triggering Event the difference between (i) $4,500,000 and (ii) the aggregate amount of any incentive award installments previously paid to the Executive pursuant to this
Section 3, provided that the Executive is actively employed on the date of such Triggering Event.

         (e) In the event that the Executive's employment terminates in a Qualifying Termination before August 30, 2004, the Executive or his beneficiary or estate shall be paid within five days from the Date of Termination the difference, if any, between (i) $4,500,000 and (ii) the aggregate amount of any incentive award installments previously paid to the Executive pursuant to this
Section 3.

         (f) For purposes of this Section 3, the Executive shall be considered to be actively employed on a date if the effective time of his termination of employment occurs after the commencement of business on that date.

     4. Payments Upon Termination of Employment.

        (a) In the event that the Executive's employment terminates in a Qualifying Termination, the Company shall pay to the Executive (or the Executive's beneficiary or estate) within five (5) days following the Date of Termination, as compensation for services rendered to the Company a lump-sum cash amount equal to the sum of (i) the Executive's unpaid base salary from the Company through the Date of Termination (at the rate in effect (without taking into account any reduction of base salary constituting Good Reason) just prior to the time a Notice of Termination is given); (ii) the product of $900,000 (representing the Executive's 2003 cash bonus) times a fraction, the numerator of which is the number of days in the fiscal year up to and including the Date of Termination and the denominator of which is 365 (the "Pro-Ration Fraction"); and (iii) the Pro-Ration Fraction multiplied by the product of 61,000 (representing the number of shares of restricted stock awarded to the Executive in 2004 (on account of 2003 performance)) times the fair market value, on the earlier of the Date of Termination or August 30, 2004, of a share of common stock of the Company, as measured by the closing price per share of such stock on the New York Stock Exchange on such date (or, if no shares were traded on such date, on the next preceding date on which such shares were traded).

         (b) In the event that the Executive's employment terminates in a Nonqualifying Termination, the Company shall pay to the Executive within five
(5) days following the Date of Termination a lump-sum cash amount equal to the Executive's unpaid base salary from the Company through the Date of Termination (at the rate in effect just prior to the time a Notice of Termination is given).

     5. Additional Benefits.

        (a) Stock Options and Restricted Stock. All of the Executive's outstanding stock option awards shall become fully vested, and the restrictions on all of the Executive's outstanding restricted stock awards shall lapse, on the earlier of (i) the occurrence of a Triggering Event prior to the Executive's termination of employment and (ii) the date the Executive's employment terminates in a Qualifying Termination.

        (b) Health Care Coverage. The Executive and his spouse shall be eligible to continue to participate in the Company's health care plan (including retiree health coverage) to the same extent, and on the same terms and conditions, as other current or former (as applicable) members of the Board.

        (c) Tax Preparation Services. The Company shall reimburse the executive for up to 50 hours of professional tax consultation and services with respect to the 2004 taxable year in accordance with the Company's current policy applicable to senior executives.

        (d) D&O Insurance; Indemnification. Until the later to occur of (i) six years following the completion of a Transaction or (ii) August 31, 2010, the Company will continue to maintain director and officer liability insurance, similar in coverage and scope to its current policy, and shall cause the Executive to be covered under its director and officer liability insurance policy in accordance with the Company's policy applicable to current and former directors and officers. The Company confirms and agrees that the Executive is and will be entitled to indemnification from the Company, whether or not the Executive continues as a member of the Board of Directors of the Company, to the fullest extent currently or hereafter provided by the Company's certificate of incorporation and by-laws and the General Corporate Law of the State of Delaware with respect to all acts and omissions arising out of or related to the Executive's services as an officer, agent or director of the Company or any subsidiary of the Company, or otherwise on behalf of the Company or any subsidiary of the Company.

     6. Certain Additional Payments by the Company.

       (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
6) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes) including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

       (b)Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). All fees charged by the Accounting Firm for its services provided in connection with this Agreement will be paid by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 6(c) and the Executive thereafter is required to make payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

       (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

             (1) give the Company any information reasonably requested by the Company relating to such claim,

             (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

             (3) cooperate with the Company in good faith in order effectively to contest such claim, and

             (4) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties), and the fees of the Executive's legal counsel, incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or employment tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

       (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), the Executive becomes entitled to receive, and receives, any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6(c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     7. Secrecy; Nondisparagement.

       (a) The Executive recognizes and acknowledges that the information (such as, but not limited to, financial information), trade secrets, technical data, and know-how of the Company as acquired and used by the Company are special, valuable, and unique assets of the Company. The Executive shall not, while employed by the Company or at any time thereafter, disclose any such information, trade secrets, technical data, or know-how to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever without the prior written consent of the Company, unless compelled to do so by legal process or unless such information shall have previously become public knowledge or knowledge generally in the telecommunications industry.

       (b) The Executive shall not, while employed by the Company or at any time thereafter, make any disparaging statements about the Company or the directors, officers or employees of the Company; provided that this Section 7(b) shall not apply to truthful testimony as a witness, compliance with other legal obligations, or truthful assertion of or defense against any claim or breach of this Agreement, or to the Executive's truthful statements or disclosures to officers or directors of the Company, and shall not require the Executive to make false statements or disclosures. The Company agrees that neither the directors nor the officers of the Company nor any spokesperson for the Company shall make any disparaging statements about the Executive; provided that this
Section 7(b) shall not apply to truthful testimony as a witness, compliance with other legal obligations, truthful assertion of or defense against any claim of breach of this Agreement, or truthful statements or disclosures to the Executive, and shall not require false statements or disclosures to be made.

     8. Covenant Not to Compete; Nonsolicitation.

       (a) In exchange for the incentive award benefits described in Section 3, and for other consideration provided to the Executive pursuant to this Agreement, for the period commencing on the date of this Agreement and ending on the earlier of the date of a Triggering Event and August 30, 2004 the Executive shall not participate as an executive officer or in any similar capacity in, or consult with or otherwise render services to (other than on behalf of the Company), or acquire or maintain beneficial ownership of more than five percent of the equity ownership of, any corporation, partnership or other business entity that on or before August 30, 2004 submits a bid to the Company for a proposed Transaction, other than an entity whose bid is accepted by the Company. In the event of a decision by the Company not to pursue any potential Transaction after completing its review of strategic alternatives, this Section 8(a) shall cease to apply.

       (b) For the one-year period commencing on the date of this Agreement, the Executive shall not personally (and shall not personally cause others to) (i) take any action to solicit or divert any material business or customers away from the Company, (ii) induce customers, potential customers, suppliers, agents or other persons under contract or otherwise associated or doing business with the Company to terminate, reduce or alter any such association or business, or
(iii) induce any person employed by the Company to (A) terminate such employment arrangement, (B) accept employment with another person, or (C) interfere with the customers or suppliers or otherwise with the Company in any manner.

     9. Withholding Taxes. The Company may withhold from all payments due to the Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

     10. Offset Against Other Benefits. Any amount paid pursuant to Section 3 shall offset any other amount of severance relating to salary or bonus continuation to be received by the Executive upon termination of employment of the Executive under any other severance plan, policy, or arrangement of the Company.

     11. Reimbursement of Expenses. If any contest or dispute shall arise under this Agreement involving termination of the Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute regardless of the outcome thereof. In addition, the Company shall reimburse the Executive for the fees and expenses of one firm of accountants and one firm of lawyers retained by the Executive to assist the Executive in connection with this Agreement.

     12.  Scope of  Agreement.  Nothing  in this  Agreement  shall be  deemed to
entitle  the  Executive  to  continued   employment  with  the  Company  or  its
subsidiaries.

     13. Successors; Binding Agreement.

       (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred. The Company will cause any Purchaser, or any other entity that is a party to any Transaction, expressly to agree to be bound in all respects to the terms of this Agreement and to agree that the Executive shall be a third-party beneficiary to such express agreement.

       (b)This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive's estate.

     14. Notice.

       (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

                If to the Executive:

                                  Scott N. Schneider
                                  [insert address]

                 with a copy to:

                                  Steven Finley, Esq.
                                  Gibson, Dunn & Crutcher LLP
                                  200 Park Avenue
                                  New York, New York  10166-0193

                 If to the Company

                                  General Counsel
                                  Citizens Communications Company
                                  Three High Ridge Park
                                  Stamford, Connecticut  06905-1390

                 with a copy to:

                                  David F. Kroenlein, Esq.
                                  Winston & Strawn LLP
                                  200 Park Avenue
                                  New York, New York  10166-4193

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

       (b) A written notice (a "Notice of Termination") of the Executive's Date of Termination by the Company or the Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the termination date. The failure by the Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     15. Full Settlement; Resolution of Disputes.

        (a) The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment.

        (b) If there shall be any dispute between the Company and the Executive in the event of any termination of the Executive's employment then, until there is a final, nonappealable, determination pursuant to arbitration declaring that such termination was for Cause, that the determination by the Executive of the existence of Good Reason was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to the Executive and his dependents or other beneficiaries, as the case may be, under Section 3, 4(a), or 5, the Company shall pay all amounts, and provide all benefits, to the Executive and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 3, 4(a), or 5 as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately determined by the arbitrator not to be entitled.

     16.  Release.  In exchange for the incentive  award  benefits  described in
Section 3, and for other consideration provided to the Executive pursuant to this Agreement, the Executive, with the intention of binding himself and his heirs, executors, administrators, assigns and legal representatives, hereby releases and forever discharges the Company and any subsidiary entity of the Company, and all of its or their current, former and future officers, directors, shareholders, employees, attorneys, agents, predecessors, successors, assigns and legal representatives, and the pension and welfare benefit plans in which the Company participates and their respective administrators, fiduciaries, trustees and insurers, whether acting as agents for the Company or in an individual capacity, from any and all claims, demands, causes of action and liabilities whatsoever, other than a breach of this Agreement, whether known or unknown, asserted or unasserted, whether based on tort, contract or any other legal or equitable theory, and whether for compensatory, punitive or other damages, remedies or relief, that the Executive ever had or now has by reason of any act, omission, transaction or occurrence on or before the date of this Agreement, including, without limitation, any and all such claims arising out of or in connection with Executive's employment with the Company, or the termination of the Executive's employment, and any and all such claims under state, federal, municipal, statutory or common law, including, without limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 1981, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the American with Disabilities Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Delaware Fair Employment Practices Act, the Connecticut Human Rights and Opportunities Law, the Connecticut Family and Medical Leave Law, the Connecticut Age Discrimination and Employee Insurance Benefits Law, the Connecticut Smokers' Rights Law, and the Connecticut Constitution, as such laws have been or may be amended.

     17. Revocation Period. The Executive acknowledges that the Company specifically advised him in writing to consult with an attorney regarding this Agreement, and that he has had 21 days in which to consider this Agreement. The Executive further acknowledges that he has read this Agreement in its entirety, and that he fully understands the terms and legal effect of this Agreement. If the Executive executes this Agreement prior to the end of the 21-day period, the Executive agrees that such early execution was completely voluntary. Further, the Executive may revoke his assent to this Agreement at any time within seven days of its execution, by providing written notice of such revocation in accordance with Section 14(a) above. Notwithstanding anything contained in this Agreement to the contrary, this Agreement will not become effective until after the expiration of the seven-day revocation period.

     18. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

     19. Arbitration; Equitable Remedies.

        (a) Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in Stamford, Connecticut by a single arbitrator in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid pursuant to Section 15(b) during a dispute. Judgment may be entered on the arbitration award in any court having jurisdiction. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section.

        (b) Notwithstanding any provision herein to the contrary, the Executive acknowledges and agrees that the Company's remedy at law for any breach of the covenants contained in Section 7 and 8 would be inadequate and that for any breach of such covenants the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided for in this Agreement, be entitled to an injunction, restraining order, or other equitable relief, without the necessity of posting a bond, restraining the Executive from committing or continuing to commit any violation of such covenants. The Executive shall, in addition to such other remedies as may be available to him at law or in equity or as provided for in this Agreement, be entitled to an injunction, restraining order, or other equitable relief, without the necessity of posting a bond, restraining the Company from committing or continuing to commit any violation of the covenants in Section 7.

     20.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     21. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company, or such waiver is signed by the waiving party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company or insist upon strict compliance with any provision of this Agreement or to assert any right the Executive or the Company may have hereunder, including without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The rights of, and benefits payable to, the Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company. No agreements or representations, oral or otherwise, express or implied, with regard to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company. The Executive has executed this Agreement as of the day written below.



CITIZENS COMMUNICATIONS COMPANY



By:      /s/ Leonard Tow
         ----------------------------
         Leonard Tow
         Chief Executive Officer and
         Chairman of the Board of Directors and
         Principal Executive Officer



Agreed to this 11th day of March, 2004.



/s/ Scott N. Schneider
----------------------
Scott N. Schneider
Vice Chairmen of the Board, President and Chief
Operating Officer and Director